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                           OFFER TO PURCHASE FOR CASH

                    UP TO 80,916,766 SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                           MORTON INTERNATIONAL, INC.
                                       AT

                             $37.125 NET PER SHARE
                                       BY

                            MORTON ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                             ROHM AND HAAS COMPANY

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON FRIDAY, MARCH 5, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                February 5, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated February 5, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Morton Acquisition Corp. (formerly known as Gershwin Acquisition Corp.), an Indiana corporation ("Purchaser") and a wholly owned subsidiary of Rohm and Haas Company, a Delaware corporation ("Parent"), to purchase up to 80,916,766 shares (representing 67% of the issued and outstanding shares as of January 29, 1999) of common stock, par value $1.00 per share (the "Shares"), of Morton International, Inc., an Indiana corporation (the "Company"), and the associated preferred share purchase rights ("Rights"), at a purchase price of $37.125 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith (which, as amended from time to time, together constitute the "Offer"). The Rights will expire immediately prior to the consummation of the Offer. Unless the context requires otherwise, all references to "Shares" shall be deemed to refer also to the Rights. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot complete the procedures for book-entry transfer on a timely basis, or who cannot deliver all other required documents to EquiServe (the "Depositary"), prior to the Expiration Date (as defined in Section 1 the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

     1. The offer price is $37.125 per Share, net to the seller in cash without interest.

     2.  The Offer is being made for up to 80,916,766 Shares.

     3. The Board of Directors of the Company has unanimously approved and adopted the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase), and determined that the Offer and the Merger are fair to, and in the best interests of, the Company and its shareholders and recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

     4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 31, 1999 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that, subject to the terms and conditions of the Merger Agreement, subsequent to the consummation of the Offer, Purchaser will merge with and into the Company.

     5. The Offer, proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, March 5, 1999, unless the Offer is extended.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the Expiration Date a number of Shares which, together with any Shares owned by Parent or Purchaser, constitute at least a majority of the voting power (determined on a fully-diluted basis) of all the securities of the Company entitled to vote generally in the election of directors or on a merger, (ii) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated and (iii) notification of and approval by the European Commission under the EU Council Regulation 4064/89, as amended, having been obtained.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by the Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO 80,916,766
                       OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                           MORTON INTERNATIONAL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 5, 1999 and the related Letter of Transmittal in connection with the Offer by Morton Acquisition Corp. (formerly known as Gershwin Acquisition Corp.), an Indiana corporation and a wholly owned subsidiary of Rohm and Haas Company, a Delaware corporation, to purchase up to 80,916,766 shares (representing 67% of the issued and outstanding shares as of January 29, 1999) of common stock, par value $1.00 per share (the "Shares"), of Morton International, Inc., an Indiana corporation, and the associated preferred share purchase rights, at a purchase price of $37.125 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares Tendered:*
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Account No:
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Dated:
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                                   SIGN HERE

Signature(s):
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Please type or print address(es):
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Area Code and Telephone Number:
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Taxpayer Identification or Social Security Number(s):
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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